Exhibit (h)(7)(f)

(Insurance)

SCHEDULE A

TO

PARTICIPATION AGREEMENT

AMONG

TRANSAMERICA SERIES TRUST,

TRANSAMERICA CAPITAL, INC. AND

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY OF NEW YORK

DATED

SEPTEMBER 1, 2008

ACCOUNTS, CONTRACTS, PORTFOLIOS

EFFECTIVE AS OF FEBRUARY 5, 2014

SEPARATE ACCOUNTS and

DATE OF RESOLUTION OF INSURANCE COMPANY’S BOARD

WHICH ESTABLISHED THE ACCOUNTS

ML of New York Variable Annuity Separate Account A – August 14, 1991

ML of New York Variable Annuity Separate Account C – May 16, 2002

POLICIES/CONTRACTS

Merrill Lynch Investor Choice AnnuitySM (NY) (Investor Series)

Merrill Lynch Consults Annuity® (NY)

Merrill Lynch Retirement Power® (NY)

Merrill Lynch Retirement Optimizer® (NY)

PORTFOLIOS – SERVICE CLASS SHARES

Transamerica Aegon U.S. Government Securities VP

Transamerica AllianceBernstein Dynamic Allocation VP

Transamerica Barrow Hanley Dividend Focused VP

Transamerica BlackRock Tactical Allocation VP

Transamerica BNP Paribas Large Cap Growth VP

Transamerica Jennison Growth VP

Transamerica JPMorgan Enhanced Index VP

Transamerica JPMorgan Mid Cap Value VP

Transamerica MFS International Equity VP

Transamerica Morgan Stanley Mid-Cap Growth VP

Transamerica PIMCO Total Return VP

Transamerica Systematic Small/Mid Cap Value VP

Transamerica T. Rowe Price Small Cap VP

Transamerica TS&W International Equity VP

Transamerica WMC Diversified Growth VP